EXHIBIT 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2019 Financial Results

SAN FRANCISCO, Aug. 01, 2019 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the third quarter (Q3) of fiscal 2019. For the third quarter, Dolby reported total revenue of $302.2 million, compared to $214.8 million for the third quarter of fiscal 2018.

“We continue to see Dolby experiences become increasingly available to more people around the world,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “This quarter, Apple announced broader support for Dolby Vision and Dolby Atmos, and a number of our other partners expanded their adoption across TVs, sound bars, and PCs.”

Third quarter GAAP net income was $39.6 million, or $0.38 per diluted share, compared to GAAP net income of $3.1 million, or $0.03 per diluted share, for the third quarter of fiscal 2018. On a non-GAAP basis, third quarter net income was $79.3 million, or $0.76 per diluted share, compared to non-GAAP net income of $18.8 million, or $0.18 per diluted share, for the third quarter of fiscal 2018. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

As previously indicated, Dolby adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) in the first quarter of fiscal 2019, and today’s announced results and the financial outlook are presented in accordance with that new revenue standard. Dolby adopted ASC 606 using the full retrospective transition method, therefore all prior periods are also presented in accordance with the new revenue standard. Included at the end of this press release are financial results for fiscal 2017, fiscal 2018, and the four quarters of fiscal 2018, as adjusted in accordance with ASC 606.

Dividend

Today, Dolby announced a cash dividend of $0.19 per share of Class A and Class B common stock, payable on August 20, 2019, to stockholders of record as of the close of business on August 12, 2019.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $350 million, bringing the amount available for future repurchases of the Company's Class A Common Stock to approximately $415 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at time and in such amounts as the Company considers appropriate.

Financial Outlook

Q4 Fiscal 2019

Dolby is providing the following estimates for its fourth quarter (Q4) of fiscal 2019:

  Total revenue will range from $288 million to $308 million
  Gross margin percentages will be approximately 86 percent on a GAAP basis and approximately 87 percent on a non-GAAP basis
  Operating expenses will be between $199 million and $203 million on a GAAP basis and between $178 million and $182 million on a non-GAAP basis
  Diluted earnings per share will be between $0.45 and $0.51 on a GAAP basis and between $0.62 and $0.68 on a non-GAAP basis
  Effective tax rate will be between 18 percent and 20 percent on both a GAAP and non-GAAP basis

Fiscal Year 2019

Dolby is providing the following estimates for its fiscal year 2019:

  Total revenue will range from $1.23 billion to $1.25 billion
  Gross margin percentages will be approximately 87 percent on a GAAP basis and approximately 88 percent on a non-GAAP basis
  Operating expenses will range from $821 million to $825 million on a GAAP basis and from $708 million to $712 million on a non-GAAP basis
  Effective tax rate for the year will be between 9 percent and 10 percent on a GAAP basis and between 17 and 18 percent on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q3 fiscal 2019 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, August 1, 2019. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-800-263-0877. International callers can access the conference call at 1-646-828-8143.

A replay of the call will be available from 5:00 p.m. PT on Thursday, August 1, 2019, until 9:00 p.m. PT on Thursday, August 8, 2019, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 3638302. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com/event-calendar.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense:  Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles:  We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges:  Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments:  We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform:  The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q4 fiscal 2019 and fiscal 2019, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; the impact of Tax Reform; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Dimension, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Atmos, Dolby Audio, Dolby Cinema, Dolby Dimension, Dolby Vision, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 28, 2019	June 29, 2018 (as adjusted)	June 28, 2019	June 29, 2018 (as adjusted)
Revenue:
Licensing	$271,897	$183,771	$842,484	$726,078
Products and services	30,262	31,009	100,309	87,951
Total revenue	302,159	214,780	942,793	814,029

Cost of revenue:
Cost of licensing	13,290	12,111	40,761	31,980
Cost of products and services	26,400	22,272	74,133	64,323
Total cost of revenue	39,690	34,383	114,894	96,303

Gross margin	262,469	180,397	827,899	717,726

Operating expenses:
Research and development	60,408	60,357	177,680	176,294
Sales and marketing	83,390	79,834	261,686	224,002
General and administrative	54,183	47,893	152,412	146,925
Restructuring charges/(credits)	30,232	(82)	30,264	(446)
Total operating expenses	228,213	188,002	622,042	546,775

Operating income/(loss)	34,256	(7,605)	205,857	170,951

Other income/expense:
Interest income	6,551	5,487	19,230	13,160
Interest expense	(29)	(87)	(106)	(151)
Other income/(expense), net	1,022	(3,603)	1,075	(5,439)
Total other income	7,544	1,797	20,199	7,570

Income/(loss) before income taxes	41,800	(5,808)	226,056	178,521
Provision for income taxes	(2,163)	9,067	(14,486)	(163,070)
Net income including controlling interest	39,637	3,259	211,570	15,451
Less: net (income) attributable to controlling interest	(63)	(143)	(337)	(421)
Net income attributable to Dolby Laboratories, Inc.	$39,574	$3,116	$211,233	$15,030

Net income per share:
Basic	$0.39	$0.03	$2.07	$0.15
Diluted	$0.38	$0.03	$2.01	$0.14
Weighted-average shares outstanding:
Basic	101,218	103,836	102,012	103,386
Diluted	103,717	106,950	105,025	106,943

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	June 28, 2019	September 28, 2018 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$716,560	$918,063
Restricted cash	7,485	7,187
Short-term investments	120,737	178,138
Accounts receivable, net	231,185	166,133
Contract assets	182,912	165,959
Inventories, net	38,908	26,206
Prepaid expenses and other current assets	41,030	34,890
Total current assets	1,338,817	1,496,576
Long-term investments	211,352	187,782
Property, plant, and equipment, net	524,641	514,182
Goodwill and intangible assets, net	525,240	512,001
Deferred taxes	109,208	74,766
Other non-current assets	100,550	80,080
Total assets	$2,809,808	$2,865,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,304	$21,922
Accrued liabilities	243,738	243,128
Income taxes payable	862	2,680
Contract liabilities	19,435	17,468
Total current liabilities	278,339	285,198
Non-current contract liabilities	24,428	25,887
Other non-current liabilities	186,765	183,799
Total liabilities	489,532	494,884

Stockholders’ equity:
Class A common stock	58	61
Class B common stock	41	41
Additional paid-in capital	—	66,127
Retained earnings	2,328,918	2,313,539
Accumulated other comprehensive (loss)	(14,496)	(15,832)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,314,521	2,363,936
Controlling interest	5,755	6,567
Total stockholders’ equity	2,320,276	2,370,503
Total liabilities and stockholders’ equity	$2,809,808	$2,865,387

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 28, 2019	June 29, 2018 (as adjusted)
Operating activities:
Net income including controlling interest	$211,570	$15,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,814	61,398
Stock-based compensation	59,580	53,476
Amortization of premium on investments	319	2,046
Provision for doubtful accounts	5,201	2,465
Deferred income taxes	(34,872)	15,163
Restructuring charge for exit of leased building	27,463	—
Other non-cash items affecting net income	2,100	5,147
Changes in operating assets and liabilities:
Accounts receivable, net	(70,022)	1,975
Contract assets	(16,942)	12,897
Inventories	(15,976)	(508)
Prepaid expenses and other assets	(13,719)	(13,718)
Accounts payable and accrued liabilities	(10,733)	(16,368)
Income taxes, net	(5,226)	102,422
Contract liabilities	491	(838)
Other non-current liabilities	(4,854)	(537)
Net cash provided by operating activities	197,194	240,471

Investing activities:
Purchases of investment securities	(220,321)	(151,585)
Proceeds from sales of investment securities	149,023	72,090
Proceeds from maturities of investment securities	109,821	194,038
Purchases of property, plant, and equipment	(79,670)	(54,869)
Payments for business acquisitions, net of cash acquired	(14,919)	(6,563)
Purchase of intangible assets	(17,255)	(12,543)
Net cash (used in)/provided by investing activities	(73,321)	40,568

Financing activities:
Proceeds from issuance of common stock	45,027	85,941
Repurchase of common stock	(286,512)	(90,480)
Payment of cash dividend	(58,318)	(49,596)
Distribution to controlling interest	(1,015)	(1,022)
Shares repurchased for tax withholdings on vesting of restricted stock	(21,761)	(21,189)
Net cash used in financing activities	(322,579)	(76,346)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,499)	(1,598)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(201,205)	203,095
Cash, cash equivalents, and restricted cash at beginning of period	925,250	634,368
Cash, cash equivalents, and restricted cash at end of period	$724,045	$837,463

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter of fiscal 2019 and 2018:

Net income:	Fiscal Quarter Ended
	June 28, 2019	June 29, 2018 (as adjusted)
GAAP net income	$39.6	$3.1
Stock-based compensation	18.8	17.1
Amortization of acquisition-related intangibles	2.6	2.0
Restructuring charges/(credits), net	30.2	(0.1)
Impact of Tax Reform	(1.1)	—
Income tax adjustments	(10.8)	(3.3)
Non-GAAP net income	$79.3	$18.8

Diluted earnings per share:	Fiscal Quarter Ended
	June 28, 2019	June 29, 2018 (as adjusted)
GAAP diluted earnings per share	$0.38	$0.03
Stock-based compensation	0.18	0.16
Amortization of acquisition-related intangibles	0.02	0.02
Restructuring charges/(credits), net	0.29	—
Impact of Tax Reform	(0.01)	—
Income tax adjustments	(0.10)	(0.03)
Non-GAAP diluted earnings per share	$0.76	$0.18

Shares used in computing diluted earnings per share	104	107

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2019 and fiscal year 2019 included in this release:

Gross margin:	Q4 2019	Fiscal 2019
GAAP gross margin	86%	87%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin	87%	88%

Operating expenses:	Q4 2019	Fiscal 2019
GAAP operating expenses (low - high end of range)	$199 - $203	$821 - $825
Stock-based compensation	(20)	(78)
Amortization of acquisition-related intangibles	(1)	(5)
Restructuring charges, net	$—	$(30)
Non-GAAP operating expenses (low - high end of range)	$178 - $182	$708 - $712

Effective tax rate:		Fiscal 2019
GAAP effective tax rate (low - high end of range)		9% - 10%
Stock-based compensation (low - high end of range)		2% - 3%
Amortization of acquisition-related intangibles (low - high end of range)		(1%) - 0%
Income tax adjustments (low - high end of range)		4% - 6%
Non-GAAP effective tax rate (low - high end of range)		17% - 18%

Diluted earnings per share:	Q4 2019
	Low	High
GAAP diluted earnings per share	$0.45	$0.51
Stock-based compensation	0.19	0.19
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.62	$0.68

Shares used in computing diluted earnings per share	104	104

Revenue Standard Adoption

In the first quarter of fiscal 2019 we adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606), the new revenue recognition standard. ASC 606 replaces existing revenue recognition rules with a comprehensive revenue measurement and recognition standard. The Company adopted the new revenue standard utilizing the full retrospective method. Under this method, the new revenue standard is applied retrospectively to each prior period reported.

The following tables contain restated summarized financial information resulting from the adoption of ASC 606.

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	As adjusted to reflect ASC 606
	Fiscal Quarter Ended				Fiscal Year Ended
	December 29, 2017	March 30, 2018	June 29, 2018	September 28, 2018	September 28, 2018	September 29, 2017
Revenue:
Licensing	$270,172	$272,135	$183,771	$214,699	$940,777	$965,864
Products and services	29,355	27,587	31,009	25,871	113,822	114,311
Total revenue	299,527	299,722	214,780	240,570	1,054,599	1,080,175

Cost of revenue:
Cost of licensing	9,259	10,610	12,111	10,604	42,584	39,329
Cost of products and services	21,634	20,417	22,272	20,656	84,979	79,200
Total cost of revenue	30,893	31,027	34,383	31,260	127,563	118,529

Gross margin	268,634	268,695	180,397	209,310	927,036	961,646

Operating expenses:
Research and development	56,444	59,493	60,357	60,500	236,794	233,312
Sales and marketing	70,149	74,019	79,834	85,760	309,762	296,661
General and administrative	48,285	50,747	47,893	50,497	197,422	171,686
Restructuring charges/(credits)	(197)	(167)	(82)	—	(446)	12,856
Total operating expenses	174,681	184,092	188,002	196,757	743,532	714,515

Operating income/(loss)	93,953	84,603	(7,605)	12,553	183,504	247,131

Other income/expense:
Interest income	3,781	3,892	5,487	5,809	18,969	9,577
Interest expense	(35)	(29)	(87)	(47)	(198)	(127)
Other income/(expense), net	(1,152)	(684)	(3,603)	(464)	(5,903)	(1,438)
Total other income/expense	2,594	3,179	1,797	5,298	12,868	8,012

Income (loss) before income taxes	96,547	87,782	(5,808)	17,851	196,372	255,143
Provision for income taxes	(149,705)	(22,432)	9,067	9,001	(154,069)	(48,039)
Net income (loss) including controlling interest	(53,158)	65,350	3,259	26,852	42,303	207,104
Less: net (income) attributable to controlling interest	(144)	(134)	(143)	(138)	(559)	(625)
Net income/(loss) attributable to Dolby Laboratories, Inc.	$(53,302)	$65,216	$3,116	$26,714	$41,744	$206,479

Net/(loss) income per share:
Basic	(0.52)	0.63	0.03	0.26	0.40	2.03
Diluted	(0.52)	0.61	0.03	0.25	0.39	2.00
Weighted-average shares outstanding:
Basic	102,552	103,771	103,836	103,349	103,377	101,784
Diluted	102,552	107,001	106,950	106,794	106,978	103,286

The following table presents the composition of our licensing revenue:

	As adjusted to reflect ASC 606
	Fiscal Quarter Ended				Fiscal Year Ended
	December 29, 2017	March 30, 2018	June 29, 2018	September 28, 2018	September 28, 2018	September 29, 2017
Market:
Broadcast	41%	33%	46%	48%	41%	44%
Mobile	22%	25%	11%	1%	16%	15%
CE	14%	14%	15%	19%	15%	13%
PC	8%	16%	9%	12%	11%	13%
Other	15%	12%	19%	20%	17%	15%
Total revenue	100%	100%	100%	100%	100%	100%

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com